UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2008

GENERAL CABLE CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	001-12983	06-1398235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
4 Tesseneer Drive, Highland Heights, Kentucky
41076-9753
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (859) 572-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2008, the Board of Directors of General Cable Corporation, a Delaware corporation (the “Company”), adopted Amended and Restated By-Laws for the Company (the “Revised By-Laws”).   The Revised By-Laws became effective on December 16, 2008.  The Company’s By-Laws were amended and restated primarily to clarify and address the following By-Laws provisions:

•	Advance notice procedures to be followed for stockholder proposals and nominations of directors; and

•	The effect of amendments to indemnification and advancement of expenses provisions for directors and officers of the Company.

Before the amendments, the By-laws required a notice of a stockholder proposal or nomination to be received by the Company 60 days before the stockholder meeting and further required the notice or nomination to include information about the nominee or proposal, including information about the stock ownership of nominees, proponents and persons acting in concert with them.  The Revised By-Laws retain the 60-day notice period and require that stockholders making nominations or proposals include additional information and disclosures, including the following:

•
With respect to a director nomination, a notice will be required to include additional information about the nominee, including all information about the proposed nominee that is required in the solicitation of proxies in an election contest or otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934.

•	With respect to a stockholder proposal, the proposal will be accompanied by a disclosure about the reasons for the proposal and any interest that the stockholder has in the proposal.

•
With respect to a stockholder proposal or nomination, a notice will be required to include information about the interest of a stockholder giving the notice and specified persons associated with such stockholder in the Company or its securities, including information about investment intent and disclosures about any hedging activity or other similar arrangements entered into by these persons.

In addition to the amended requirements on information and disclosure, a stockholder will be required to provide one update of the information and disclosure provided to the Company ten days before the date of the meeting.

With respect to the indemnification and advancement of expenses provisions, the By-Laws were revised to address a question under Delaware case law about coverage of directors and officers under these provisions when they are amended after the director or officer takes or leaves his or her position.  The Revised By-Laws establish that any amendments to these provisions will be prospective in nature only.

In addition to the revisions discussed above, other non-substantive and conforming changes were made to the Revised By-laws.

The foregoing is a summary description of the material amendments to the Company’s By-Laws and is qualified in its entirety by reference to the full text of the Revised By-Laws. This description should be read in conjunction with the Revised By-Laws, a copy of which is filed as Exhibit 3 and is incorporated by reference in this Form 8-K.

Item 9.01.   – Financial Statements and Exhibits.

        (d)           Exhibits.

        3           Amended and Restated By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date: December 19, 2008	By:	/s/ Robert J. Siverd
Name: Robert J. Siverd
Title: Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description	Method of Filing

3	Amended and Restated By-Laws	Filed Herewith